Exhibit 4.1

Amendment No. 1 to Rights Agreement

This Amendment No. 1 (the “Amendment”), dated as of January 4, 2008, to the Rights Agreement, dated as of October 2, 2006 (the “Rights Agreement”), is between MFB Corp., an Indiana corporation (the “Company”), and Registrar and Transfer Company, as rights agent (the “Rights Agent”).  Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Rights Agreement.

Recitals

WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement.

WHEREAS, MutualFirst Financial, Inc. (“MutualFirst”) and the Company contemplate entering into an Agreement and Plan of Merger (the “Plan”) pursuant to which the Company will merge with and into (the “Merger”) MutualFirst Acquisition Corp. (“Acquisition Corp.”).  The Board of Directors of the Company has approved the Plan.

WHEREAS, pursuant to Section 27 of the Rights Agreement, prior to the time any person becomes an Acquiring Person (as defined in the Rights Agreement) the Company may, and the Rights Agent shall if the Company so directs, from time to time supplement and amend the Rights Agreement.

WHEREAS, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the foregoing and the Company and the Rights Agent desire to evidence such amendment in writing.

WHEREAS, all acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Amendment of Section 1.  Section 1 of the Rights Agreement is hereby amended and supplemented to add the following definitions at the end of Section 1:

“(p) “MutualFirst” means MutualFirst Financial, Inc., a Maryland corporation.

“(q) “Merger” shall mean the “Merger” as such term is defined in the Merger Agreement.

“(r) “Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of January 7, 2008, by and between the Company, MutualFirst and Acquisition Corp.”

2.  Amendment of the Definition of “Acquiring Person”.  The definition of “Acquiring Person” in Section 1(a) of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, neither MutualFirst, nor any of its Affiliates or Associates (including, without limitation, Mutual Federal Savings Bank and Acquisition Corp.) shall be deemed to be an “Acquiring Person” solely by virtue of (i) the approval, execution, adoption, or consummation of the Merger Agreement, (ii) the approval, adoption, or consummation of the Merger or any other transaction contemplated by the Merger Agreement, or (iii) the public announcement of any of the foregoing.”

3.  Amendment of the Definition of “Distribution Date”.  Section 1(h) of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a “Distribution Date” shall not be deemed to have occurred solely as the result of (i) the approval, execution, delivery or adoption of the Merger Agreement, (ii) the approval, adoption, or consummation of the Merger or any other transaction contemplated by the Merger Agreement, or (iii) or the public announcement of any of the foregoing.”

4.  Amendment of the Definition of “Share Acquisition Date”.  The definition of “Share Acquisition Date” in Section 1(n) of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a “Share Acquisition Date” shall not be deemed to have occurred solely as the result of (i) the approval, execution, delivery or adoption of the Merger Agreement, (ii) the approval, adoption or consummation of the Merger or any other transaction contemplated in the by the Merger Agreement, or (iii) the public announcement of any of the foregoing.”

5.  Amendment of Section 3(a).  Section 3(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, no Distribution Date shall be deemed to have occurred solely as a result of (i) the approval, execution, delivery or adoption of the Merger Agreement, (ii) the approval, adoption or consummation of the Merger or any other transaction contemplated by the Merger Agreement, or (iii) the public announcement of the foregoing.”

6.  Amendment of Section 3(d).  Section 3 of the Rights Agreement is hereby amended and supplemented to add the following sentence at the end thereof as Section 3(d):

“Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies, or claims under this Agreement by virtue of the execution of the Merger Agreement or by virtue of any of the transactions contemplated by the Merger Agreement, including without limitation the consummation of the Merger.”

7.  Amendment of Section 7(a).  Section 7(a) of the Rights Agreement is hereby amended and supplemented by deleting “(i) the close of business on October 1, 2016 (the “Final Expiration Date”)” and replacing it with the following:

“(i) the earlier of (x) the close of business on October 1, 2016, and (y) the consummation of the Merger (such earlier date, the “Final Expiration Date”).”

8.  Amendment of Section 11(a)(ii).  Section 11(a)(ii) of the Rights Agreement is hereby amended to add the following at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, an event under Section 11(a)(ii) shall not be deemed to have occurred solely as a result of the approval, execution, delivery or adoption of the Merger Agreement, the approval of the Merger or any other transaction contemplated by the Merger Agreement, or the public announcement of any of the foregoing.”

9.  Amendment of Section 13(a).  Section 13(a) of the Rights Agreement is hereby amended to add the following at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, no transaction of the kind referred to in this Section 13 shall be deemed to have occurred solely as a result of the approval, execution, delivery or adoption of the Merger Agreement, the approval, adoption or consummation of the Merger or any other transaction contemplated by the Merger Agreement, or the public announcement of any of the foregoing.”

10.  Amendment of Section 24.  Section 24 of the Rights Agreement is hereby amended to add the following subsection at the end thereof:

“(f) Notwithstanding anything in this Agreement to the contrary, no exchange referred to in this Section 24 hereof shall be authorized solely as a result of the approval, execution, delivery or adoption of the Merger Agreement or the approval, adoption or consummation of the Merger or any other transaction contemplated by the Plan Agreement, or the public announcement of any of the foregoing.”

11.  Amendment of Section 25.  Section 25 of the Rights Agreement is hereby amended to add the following subsection at the end thereof:

“(c) Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to give notice under this Section 25 solely as a result of the approval, execution, delivery or adoption of the Merger Agreement or the approval, adoption or consummation of the Merger or any other transaction contemplated by the Merger Agreement, or the public announcement of any of the foregoing.”

12.  Interpretation. The term “Agreement” as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as previously amended and as amended hereby.

13.  Effectiveness.  This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

14.  Termination of Plan.  If for any reason the Merger Agreement is terminated and the Merger is abandoned, then this Amendment shall be of no further force and effect and the Rights Agreement shall remain the same as it existed immediately prior to execution of this Amendment.

15.  Miscellaneous.  This Amendment shall be deemed to be a contract made under the laws of the State of Indiana and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant, or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated. Except as otherwise expressly provided herein, or unless the context otherwise requires, all terms used herein have the meanings assigned to them in the Rights Agreement. The Rights Agent and the Company hereby waive any notice requirement under the Rights Agreement pertaining to the matters covered by this Amendment.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

MFB CORP.

By:	/s/ Charles J. Viater

Name: Charles J. Viater Title: President and CEO

REGISTRAR AND TRANSFER COMPANY

By:	/s/ William P. Tatler

Name:	William P. Tatler

Title:	Vice President

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